PROMISSORY NOTE
$221,810.00	As of January 1, 2003

FOR VALUE RECEIVED, the undersigned, Diversified Corporate Resources, Inc., a Texas corporation ("Maker"), having its principal place of business at 10670 N. Central expressway, Suite 600, Dallas, Texas 75231, hereby promises to pay to the order of Gary E. Kane ("Payee"), at 5170 Campus Drive, Plymouth Meeting, PA 19462, or at such other place as the holder hereof may from time to time designate in writing, the principal sum of Two Hundred Thousand Eight Hundred Ten and No/100 Dollars ($221,810.00), in lawful money of the United States of America. In addition to said principal sum, Maker also agrees to pay interest on the unpaid amount thereof computed from and after the date of this Note until maturity at the rate of twelve and one-half percent (12.5%) per annum (herein called the "Rate"). In no event shall the Rate exceed the maximum rate of non-usurious interest allowed from time to time by law as is now, or to the extent allowed by law as may hereafter be, in effect (herein called the "Highest Lawful Rate"), with adjustments in the Rate due to changes in the Highest Lawful Rate, to be made on the effective date of any applicable change.

The unpaid principal balance of and interest on this Note shall be due and payable in full on or before June 30, 2004 (herein such date is referred to as the "Maturity Date"). Prior to the Maturity Date, accrued and unpaid interest on this Note shall be paid as follows: (a) fifty percent (50%) of the accrued and unpaid interest to March 15, 2003 shall be due on March 24, 2003, (b) all accrued and unpaid interest to April 15, 2003 shall be due on April 15, 2003, and (c) thereafter accrued and unpaid interest shall be paid in monthly installments on the first day of each month commencing May 1, 2003, and continuing each month thereafter until the Maturity Date. Commencing April 1, 2003, until this Note is paid in full, the Maker shall make monthly installment payments with respect to this Note, with the amount of each monthly installment due in the first day of each month and to be in the following amounts:

(i) the installment payment due on April 1, 2003, shall be $2,000.00, and (ii) each installment payment thereafter shall be equal to the greater of $2,000.00, plus accrued and unpaid interest on the Note, or the amount permitted to be paid to Payee, under the Greenfield Formula, as defined in that certain Amended and Restated Forbearance and Amendment Agreement, dated as of January 1, 2003 (the "2003 Amendment Agreement") between the Maker and the Payee, plus accrued and unpaid interest on this Note. In addition, in the event of a Significant Event (as defined in the 2003 Amendment Agreement), the Maker is obligated to make a prepayment of the of this Note, at the time and to the extent specified in the 2003 Amendment Agreement.

This Note may be prepaid in whole or in part at any time, or from time to time, without premium or penalty. All principal which remains in arrears after its respective due date, shall bear interest until paid at the maximum rate permitted by 2003 Amendment Agreement. Notwithstanding anything herein to the contrary, the rate of interest payable by Maker shall not, in any event, exceed the Highest Lawful Rate.

It is especially agreed that if there is an event of default (as defined in the 2003 Amendment Agreement), the entire unpaid principal balance, plus all accrued and unpaid interest due and owing on this Note, shall become and be due and payable forthwith without demand, notice of default or of intent to accelerate the maturity hereof, notice of nonpayment, presentment, protest or notice of dishonor, all of which are hereby expressly waived by Maker.

Maker waives presentment for payment, notice of nonpayment, protest, demand, notice of protest, notice of intention to accelerate, notice of acceleration and dishonor, diligence in enforcement and indulgences of every kind, and hereby agree that this Note may be extended and re-extended and the time for payment extended and re-extended from time to time without notice.

If the principal balance, plus any accrued and unpaid interest due and owing on this Note, is not paid when due and payable and is placed in the hands of an attorney for collection, or suit is filed hereon, or proceedings are had in probate, bankruptcy, receivership, reorganization, arrangement or other legal proceedings for collection hereof, Maker agrees to pay Payee its reasonable collection costs, including a reasonable amount for attorneys' fees, but in no event to exceed the maximum amount permitted by law. Maker shall be directly and primarily liable for the payment of all sums called for hereunder, and Maker hereby expressly waives bringing of suit and diligence in taking any action to collect any sums owing hereon and in the handling of any security hereunder, and Maker hereby consents to and agrees to remain liable hereon regardless of any renewals, extensions for any period or rearrangements hereof, with or without notice, from time to time, before or after maturity.

This Note has been executed and delivered in and shall be construed in accordance with and governed by the laws of the state of Texas.

Maker has duly executed this Note as of the day and year first above written.

Diversified Corporate Resources, Inc.

By: /S/ J. Michael Moore
J. Michael Moore, Chairman and Chief Executive Officer